Exhibit 1.1

[                                            ] Shares of

TransDigm Group Incorporated

Common Stock, par value $0.01 per share

UNDERWRITING AGREEMENT

, 2007

CREDIT SUISSE SECURITIES (USA) LLC,

   As Representative of the Several Underwriters,

    Eleven Madison Avenue,

     New York, N.Y. 10010-3629

Dear Sirs:

1. Introductory. The entities and individuals whose names are set forth on Schedule A attached hereto (collectively, the “Selling Stockholders”) propose severally and not jointly to sell to the several underwriters whose names are set forth on Schedule B attached hereto (collectively, the “Underwriters”) an aggregate of                       outstanding shares (the “Firm Securities”) of the common stock, par value $0.01 per share (the “Securities”), of TransDigm Group Incorporated, a Delaware corporation (the “Company”), with each Selling Stockholder selling the number of Firm Securities set forth opposite such Selling Stockholder’s name in Schedule A attached hereto. The entities and individuals whose names are set forth on Schedule C attached hereto (collectively, the “Over-Allotment Stockholders” and, together with the Selling Stockholders, the “Participating Stockholders”) propose severally and not jointly to sell to the Underwriters, at the option of the Underwriters, not more than an aggregate of          additional shares of the Securities to cover over-allotments, if any, as provided in Section 3 hereof (the “Optional Securities”), with each Over-Allotment Stockholder selling the number of Optional Securities set forth opposite such Over-Allotment Stockholder’s name in Schedule C attached hereto. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company and the Participating Stockholders severally (and not jointly) hereby agree with the several Underwriters as follows:

2. Representations and Warranties of the Company and the Participating Stockholders. (a)  The Company represents and warrants to, and agrees with, the several Underwriters that:

(i)  The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-        ) covering the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Act”), including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all material then incorporated by reference therein, all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information (as each such capitalized term is defined below), that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this agreement (this “Agreement”), the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement, “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b), and “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C. For purposes of this Agreement, “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representative that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). For the purposes of this Agreement, “Effective Date” with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. For purposes of this Agreement, “Closing Date” has the meaning defined in Section 3 hereof. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Registration Statement” as of any time means the Initial Registration Statement and any Additional Registration Statement in the form then filed with the Commission, including any amendment thereto and any prospectus deemed or retroactively deemed to be a part thereof that has not been superseded or modified. For purposes of the previous sentence, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430C shall be considered to be included in the Registration Statement as of the time specified in Rule 430A or 430C. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and any prospectus deemed to be a part thereof that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430C shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) under the Act and not retroactively. “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule D to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. “Applicable Time” means             (Eastern time) on the date of this Agreement.

(ii)  (A) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the “Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement and on each Closing Date, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms in all material respects, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in the last sentence of Section 8(c) hereof.

(iii)  (A) At the time of filing the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary thereof in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)  As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, if any, the Statutory Prospectus and the information included on Schedule E hereto, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(v)  Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Credit Suisse Securities (USA) LLC (“CSS”) as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify CSS and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(vi)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(vii)  Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, defects and encumbrances, except for liens, defects and encumbrances on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to that certain Credit Agreement, dated June 23, 2006, among TransDigm Inc., the Company, the subsidiaries of TransDigm Inc. from time to time party thereto, the lenders named therein and Credit Suisse, as administrative agent and collateral agent thereunder, as amended by that certain Amendment No. 1, Consent and Agreement, dated as of January 25, 2007, among TransDigm Inc., the Company, the subsidiaries of TransDigm Inc. named therein, Credit Suisse, as administrative agent and collateral agent thereunder (as so amended, the “Credit Agreement”).

(viii)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and are, or on or prior to each Closing Date will be, validly issued and fully paid and nonassessable and conform in all material respects to the description thereof contained in the General Disclosure Package, and the stockholders of the Company have no preemptive rights with respect to the Securities.

(ix)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company in connection with the consummation of the transactions contemplated by this Agreement, including the sale of the Offered Securities by the Participating Stockholders, except such as have been obtained and made under the Act and such consents, approvals, authorizations, orders or filings as have been obtained or may be required under state securities or blue sky laws or where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise materially and adversely effect the ability of the Company to consummate the transactions contemplated by this Agreement.

(x)  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than (i) the Registration Rights Agreement, dated as of July 22, 2003, by and among the Company, Warburg Pincus Private Equity VIII, L.P. (“Warburg Pincus”), the other institutional investors whose names are set forth on Schedule I thereto and the employees of certain subsidiaries of the Company whose names are set forth on Schedule II thereto and (ii) the Registration Rights Agreement, dated as of February 7, 2007, among TransDigm Inc., the Company, the subsidiaries of TransDigm Inc. named therein and CSS and Lehman Brothers Inc., as the initial purchasers.

(xi)  The execution, delivery and performance of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the sale of the Offered Securities by the Participating Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any statute, rule or regulation governing transactions of the type herein contemplated or any order applicable to the Company or any subsidiary thereof of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any such subsidiary or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (3) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (1) and (2), for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(xii)  This Agreement has been duly authorized, executed and delivered by the Company.

(xiii)  Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all material real properties and all other material properties and material assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

(xiv)  The Company and its subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of proceedings relating to the revocation or modification of any such certificate, authority, license or permit that if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xv)  No labor dispute with the employees of the Company or any subsidiary thereof exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)  The Company and its subsidiaries own, possess (including by license or other agreement) or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any written notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii)  Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, there are no pending investigations which might lead to such a claim.

(xviii)  The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xix)  Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and, to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(xx)  The financial statements included in each Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; the schedules included in each Registration Statement present fairly in all material respects the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and the General Disclosure Package provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

(xxi)  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package (i) there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole and (ii) except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xxii)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xxiii)  No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering any of the actions described in Section 7(e)(ii) hereof.

(xxiv)  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the “Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities.

(b)  Each Participating Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Underwriters, as to itself only that:

(i)  Such Participating Stockholder on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by such Participating Stockholder on such Closing Date (after giving effect, if applicable to such Participating Stockholder, to the exercise by such Participating Stockholder of stock options to purchase shares of Common Stock, which shares of Common Stock shall be sold to the Underwriters hereunder), and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Participating Stockholder on such Closing Date in the manner provided herein; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Participating Stockholder on such Closing Date.

(ii)  If applicable to such Participating Stockholder, such Participating Stockholder has, and on each Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (x) the Custody Agreement (the “Custody Agreement”) signed by such Participating Stockholder and the Custodian (as defined below) relating to the deposit of the Offered Securities to be sold by such Participating Stockholder to the Underwriters in accordance with the terms set forth herein and (y) the Power of Attorney (“Power of Attorney”) appointing David Barr and Kevin Kruse or W. Nicholas Howley and Gregory Rufus, as applicable, as such Participating Stockholder’s attorneys-in-fact (the “Attorneys”, and each, an “Attorney”) to the extent set forth therein and relating to the transactions contemplated hereby.

(iii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Participating Stockholder for the consummation by such Participating Stockholder of the transactions contemplated by the Custody Agreement or this Agreement, including the sale of the Offered Securities by such Participating Stockholder as contemplated hereby, except such as have been obtained and made under the Act and such consents, approvals, authorizations, orders or filings as have been obtained or may be required under state securities or blue sky laws or where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consummation by such Participating Stockholder of the transactions contemplated by this Agreement.

(iv)  This Agreement has been duly authorized by such Participating Stockholder and, upon the execution and delivery of this Agreement by such Participating Stockholder or one of the Attorneys on behalf of such Participating Stockholder in accordance with the terms of the Power of Attorney, as applicable, this Agreement will have been duly executed and delivered by or on behalf of such Participating Stockholder.

(v)  If applicable to such Participating Stockholder, the Power of Attorney and related Custody Agreement with respect to such Participating Stockholder have been duly authorized, executed and delivered by such Participating Stockholder and, assuming the due authorization, execution and delivery by the other parties thereto, each constitute valid and legally binding obligations of such Participating Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(vi)  The execution, delivery and performance by or on behalf of such Participating Stockholder of this Agreement and, if applicable, the Custody Agreement, and the consummation by such Participating Stockholder of the transactions herein and, if applicable, therein contemplated, including the sale of the Offered Securities by such Participating Stockholder, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (x) any statute, rule or regulation governing transactions of the type herein contemplated or any order applicable to such Participating Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Participating Stockholder or any of its properties, (y) any agreement or instrument to which such Participating Stockholder is a party or by which such Participating Stockholder is bound or to which any of the properties of such Participating Stockholder is subject, or (z) if applicable to such Participating Stockholder, the charter or by-laws of such Participating Stockholder if such Participating Stockholder is a corporation, the partnership agreement of such Participating Stockholder if such Participating Stockholder is a partnership, or any other constituent documents of such Participating Stockholder that is another form of business entity, except in the case of clauses (x) and (y) for such breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the consummation by such Participating Stockholder of the transactions contemplated by this Agreement.

(vii)  Subject to the terms of the last sentence of this paragraph (vii), (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) on the date of this Agreement and on each Closing Date, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, neither the Registration Statement nor the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding anything herein to the contrary, with respect to each Participating Stockholder, the provisions of this paragraph (vii) apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are made in reliance on and in conformity with written information relating to such Participating Stockholder that is furnished to the Company by or on behalf of such Participating Stockholder specifically and expressly for use therein, it being understood and agreed that the only such information contained in the Registration Statement and Prospectus is the information in the Registration Statement and Prospectus under the caption “Selling Stockholders”.

(viii)  Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Participating Stockholder and any person that would give rise to a valid claim against such Participating Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.

(ix)  Such Participating Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder, at a purchase price of $             per share, that number of Firm Securities (rounded up or down, as determined by CSS in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder in Schedule A hereto by a fraction, the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto, and the denominator of which is the total number of Firm Securities.

Certificates in negotiable form for the Firm Securities to be sold by the Selling Stockholders hereunder (other than Firm Securities to be sold by TD Group Holdings, LLC (“TD Group, LLC”), W. Nicholas Howley and Gregory Rufus (collectively, the “Excluded Stockholders”)) have been placed (or will be placed) in custody, for delivery under this Agreement, under Custody Agreements made with the Company, as custodian (the “Custodian”). If applicable to such Selling Stockholder, such Selling Stockholder agrees, severally and not jointly, that the shares represented by the certificates held in custody (or to be held in custody) for such Selling Stockholder under the applicable Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are irrevocable to the extent provided in the applicable Custody Agreement, and that the obligations of such Selling Stockholder hereunder shall not, except as otherwise provided herein, be subject to termination by such Selling Stockholder by operation of law, whether, as applicable, by the dissolution or liquidation of such Selling Stockholder, the commencement of any bankruptcy, insolvency or similar proceedings against or otherwise affecting such Selling Stockholder or by the occurrence of any other event. If any event referred to in the immediately preceding sentence should occur with respect to any Selling Stockholder before the delivery of the Firm Securities to be sold by such Selling Stockholder under this Agreement, certificates for such Firm Securities shall, except as otherwise specifically provided herein, be delivered by the Custodian on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement.

The Custodian or, in the case of Firm Securities being sold on the First Closing Date by an Excluded Stockholder, such Excluded Stockholder, will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to CSS drawn to the order of the Custodian, for the account of each of the Selling Stockholders, or the applicable Excluded Stockholder, as applicable, at the office of Cravath, Swaine & Moore LLP (“Cravath”), 825 Eighth Avenue, New York, New York 10019, at 10:00 A.M., New York time, on                , 2007, or at such other time not later than seven full business days thereafter as CSS and the Custodian determine, such time being herein referred to as the “First Closing Date”. The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSS requests and will be made available for inspection at the above office of Cravath at least 24 hours prior to the First Closing Date.

In addition, upon written notice (each, an “Over-Allotment Notice”) from CSS given to the Company and TD Group, LLC from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Optional Security equal to the per share purchase price paid for each Firm Security purchased or, if applicable, to be purchased hereunder. Subject to the satisfaction of applicable closing conditions on the applicable Optional Closing Date (as herein defined), the delivery of an Over-Allotment Notice by CSS shall be irrevocable. Each Over-Allotment Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of Optional Securities obtained by multiplying the number of Optional Securities specified in the applicable Over-Allotment Notice delivered by CSS hereunder (which in no event shall exceed, with respect to each Over-Allotment Stockholder, the number of Optional Securities set forth opposite the name of such Over-Allotment Stockholder on Schedule C hereto less any Optional Securities previously sold to the Underwriters by such Over-Allotment Stockholder), by a fraction, the numerator of which is the number of Optional Securities set forth opposite the name of such Over-Allotment Stockholder in Schedule C hereto, and the denominator of which is the total number of Optional Securities set forth opposite the names of all Over-Allotment Stockholders on said Schedule C hereto (subject to adjustment by CSS to eliminate fractions). Such Optional Securities shall be purchased from each Over-Allotment Stockholder for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name on Schedule B hereto bears to the total number of Firm Securities purchased by the Underwriters hereunder (subject to adjustment by CSS to eliminate fractions), and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless all of the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSS to the Company and TD Group, LLC.

Certificates in negotiable form for the Optional Securities to be sold by the Over-Allotment Stockholders hereunder (other than the Excluded Stockholders) have been placed (or will be placed) in custody, for delivery under this Agreement, under Custody Agreements made with the Custodian. If applicable to such Over-Allotment Stockholder, such Over-Allotment Stockholder agrees, severally and not jointly, that the shares represented by the certificates held in custody (or to be held in custody) for such Over-Allotment Stockholder under the applicable Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Over-Allotment Stockholder for such custody are irrevocable to the extent provided in the applicable Custody Agreement, and that the obligations of such Over-Allotment Stockholder hereunder shall not, except as otherwise provided herein, be subject to termination by such Over-Allotment Stockholder by operation of law, whether, as applicable, by the dissolution or liquidation of such Over-Allotment Stockholder, the commencement of any bankruptcy, insolvency or similar proceedings against or otherwise affecting such Over-Allotment Stockholder or by the occurrence of any other event. If any event referred to in the immediately preceding sentence should occur with respect to any Over-Allotment Stockholder before the delivery of the Optional Securities to be sold by such Over-Allotment Stockholder under this Agreement, certificates for such Optional Securities shall, except as otherwise specifically provided herein, be delivered by the Custodian on behalf of such Over-Allotment Stockholder in accordance with the terms and conditions of this Agreement.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to herein as a “Closing Date”), shall be determined by CSS but shall not be later than five full business days after the applicable Over-Allotment Notice is given. On each Optional Closing Date, the Custodian or, in the case of Optional Securities being sold on such Optional Closing Date by an Excluded Stockholder, such Excluded Stockholder, will deliver the Optional Securities to be sold on such Optional Closing Date to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank reasonably acceptable to CSS drawn to the order of the Custodian, for the account of the applicable Over-Allotment Stockholder or the applicable Excluded Stockholder, as applicable, at the above office of Cravath at 10:00 A.M., New York time, on such Optional Closing Date. The certificates for the Optional Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSS requests and will be made available for inspection at the above office of Cravath at least 24 hours prior to the applicable Optional Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. Certain Agreements of the Company and the Participating Stockholders. (a) The Company agrees with the several Underwriters and the Participating Stockholders that:

(i)  The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSS, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSS promptly of any such filing pursuant to Rule 424(b). If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSS. The Company has complied and will comply with Rule 433 of the Act with respect to each Issuer Free Writing Prospectus.

(ii)  The Company will advise CSS promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or any Statutory Prospectus and will not effect such amendment or supplementation without CSS ‘s consent, which consent shall not be unreasonably withheld or delayed; and the Company will also advise CSS promptly of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its commercially reasonable efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(iii)  If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Act or the Exchange Act, the Company will promptly notify CSS of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSS’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(iv)  As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v)  The Company will furnish to the Representative copies of each Registration Statement (three of which will be signed), excluding exhibits, each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSS may reasonably request. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as reasonably available. The Company will pay the reasonable expenses of printing and distributing to the Underwriters all such documents.

(vi)  The Company will use its commercially reasonable efforts to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as CSS may reasonably designate and will use its commercially reasonable efforts to continue such qualifications in effect so long as required for the distribution, which period shall in no event extend for more than one year from the later of the effective date of the Registration Statement and any Registration Statement filed pursuant to Rule 462(b); provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified as of the date hereof or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject as of the date hereof.

(vii)  The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSS reasonably designates in accordance with the terms set forth herein and the printing of memoranda relating thereto, for the filing fee incident to the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, for expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(viii)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(ix)  For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act (other than a registration statement or registration statements on Form S-8 to register shares of Securities that are issuable upon exercise of stock options granted under the stock option or incentive plans referred to in clause (1) immediately below)

relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSS, except (1) grants of stock options, restricted stock or other awards pursuant to the terms of the TD Holding Corporation Third Amended and Restated 2003 Stock Option Plan or the TransDigm Group Incorporated 2006 Stock Incentive Plan, each as in effect on the date hereof, (2) issuances of shares of its Securities pursuant to the exercise of such stock options or other awards or the exercise of any other stock options or other awards outstanding on the date hereof, including, without limitation, upon exercise of stock options outstanding as of the date hereof by any Participating Stockholder in connection with the consummation of the transactions contemplated hereby, (3) if applicable, issuances of shares of Securities pursuant to the Company’s dividend reinvestment plan and (4) in connection with the acquisition of assets or securities of another business or entity, provided that the recipients of such shares of Securities agree to be bound by the provisions of Section 5(b)(ii) hereof as if such participants were Participating Stockholders. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date of the Prospectus or such earlier date that CSS consents to in writing; provided, however, that if (x) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (y) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless CSS waives, in writing, such extension. The Company will provide CSS with notice of any announcement described in clause (y) of the preceding sentence that gives rise to an extension of the initial Lock-Up Period.

(b)  Each Participating Stockholder severally, and not jointly, agrees with the several Underwriters and the Company, as to itself only that:

(i)  Such Participating Stockholder will pay all expenses incident to the performance of the obligations of such Participating Stockholder under this Agreement, including any stamp duties and stock transfer taxes, if any, payable upon the sale of the Offered Securities by such Participating Stockholder to the Underwriters and the fees and disbursements of counsel to such Participating Stockholder.

(ii)  Except in connection with the consummation of the transactions contemplated hereby, and subject to the terms set forth in the last sentence of this paragraph (ii), each Participating Stockholder whose name is set forth on Schedule F hereto (each, an “Included Stockholder”) severally (and not jointly) agrees during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of CSS. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date of the Prospectus or such earlier date that CSS consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the initial Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless CSS waives, in writing, such extension. Notwithstanding the foregoing, during the Lock-Up Period, an Included Stockholder may (w) transfer Securities or securities convertible into or exchangeable or exercisable for any shares of Securities to a family member, trust or similar estate planning vehicle, or controlled affiliate; provided that the transferee agrees to be bound in writing by the terms set forth in this Section 5(b)(ii), (x) enter into and establish a Rule 10b5-1 or similar plan and such Included Stockholder (or the Company) may publicly announce the entry into and establishment thereof, provided that in no event shall any sale of any shares of Securities pursuant to the terms thereof occur prior to the expiration of the initial Lock-Up Period (after giving effect to any extensions of the initial Lock-Up Period contemplated by the immediately preceding sentence), (y) sell shares under any 10b5-1 plan in existence on the date of execution of any applicable Lock-Up Agreement, and (z) in the case of TD Group, LLC, distribute shares of Securities to any person that is a Participating Stockholder hereunder, provided that all such shares of Securities are sold by the Participating Stockholder receiving any such distribution to the several Underwriters pursuant to the terms hereof.

(iii)  Such Participating Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(c)  Each Participating Stockholder hereby waives any registration rights that it may have in connection with the offering contemplated by this Agreement, and also agrees that, without the prior written consent of CSS, such Participating Stockholder will not exercise any registration rights it may have until the expiration of the Lock-Up Period.

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of CSS, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and CSS, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and CSS is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing the same with the Commission where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Participating Stockholders herein on the date hereof and on the First Closing Date and each Optional Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Participating Stockholders of their obligations hereunder and to the following additional conditions precedent:

(a)  The Representative shall have received a letter, dated as of the date of this Agreement, of Ernst & Young LLP, substantially in the form attached hereto as Exhibit A, concerning the financial information with respect to TD Group and its subsidiaries set forth in the General Disclosure Package.

(b)  The Representative shall have also received a letter, dated as of the date of this Agreement, of KPMG LLP, substantially in the form attached hereto as Exhibit B, concerning the financial information with respect to Aviation Technologies, Inc. (“ATI”) and its subsidiaries set forth in the General Disclosure Package.

(c)  The Representative shall have received a certificate, dated the date hereof, of the              of ATI (or the Chief Financial Officer of the Company) substantially in the form attached hereto as Exhibit C.

(d)  If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by CSS. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Participating Stockholders, the Company or the Representative, shall be contemplated by the Commission.

(e)  Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters, including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters, including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(f)  The Representative shall have received opinions, dated such Closing Date, of Willkie Farr & Gallagher LLP, Baker & Hostetler LLP or other local counsel to the Company, as applicable, substantially to the effect that:

(i)  The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions, if any, listed on a schedule to such opinion;

(ii)  Each subsidiary of the Company listed on Schedule G hereto has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each such subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in the jurisdictions listed on a schedule to such opinion; all of the issued and outstanding capital stock of each such subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each such subsidiary owned by the Company, directly or through subsidiaries, is, to the knowledge of such counsel, owned free from liens, defects and encumbrances, except for liens, defects and encumbrances on the capital stock of the subsidiaries (direct and indirect) of the Company granted in favor of the lenders under or related to the Credit Agreement;

(iii)  The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized and are, or on or prior to each Closing Date will be, validly issued and fully paid and nonassessable and conform in all material respects to the description thereof contained in the General Disclosure Package, and the stockholders of the Company have no preemptive rights with respect to the Securities;

(iv)  No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such consents, approvals, authorizations, orders or filings as have been obtained or may be required under state securities or blue sky laws or where the failure to obtain or make any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)  The execution, delivery and performance of this Agreement by the Company, the consummation of the transactions herein contemplated and the sale of the Offered Securities by the Participating Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (1) any federal or New York statute, rule, regulation or order known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement or, to such counsel’s knowledge, any order, judgment or decree specifically naming the Company or any of its subsidiaries of any governmental agency or body having jurisdiction over the Company or any such subsidiary or any of their properties, (2) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject and which is listed on Schedule H hereto or (3) the charter or by-laws of the Company or any such subsidiary, except in the case of clauses (1) and (2), for breaches, violations and defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby;

(vi)  The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations, and such counsel do not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus which are not described as required; and

(vii)  This Agreement has been duly authorized, executed and delivered by the Company.

(g)  In addition, Willkie Farr & Gallagher LLP shall also state that it has no reason to believe that any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such counsel have no reason to believe that the documents constituting the General Disclosure Package, as of the Applicable Time and as of such Closing Date, when considered together, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. It is understood and agreed that such counsel need express no opinion as to the financial statements, related schedules and other financial and accounting information contained in the Registration Statements or the Prospectus.

(h)  The Representative shall have received an opinion, dated each applicable Closing Date, of counsel for each of the Participating Stockholders whose names are set forth on Schedule I hereto (provided that such Participating Stockholder is selling Securities to the Underwriters hereunder on such Closing Date), substantially to the effect that:

(i)  Upon the Underwriters’ acquiring possession of stock certificates representing the Securities to be sold by such Participating Stockholder endorsed to the Underwriters and paying the purchase price therefor pursuant to this Agreement, the Underwriters (assuming that no such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the Uniform Commercial Code) to such Securities) will acquire such Participating Stockholder’s interest in such Securities (including, without limitation, all rights that such Participating Stockholder had or has the power to transfer in such Securities) free and clear of any adverse claim (within the meaning of Section 8-102 of the Uniform Commercial Code);

(ii)  No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by such Participating Stockholder for the consummation of the transactions contemplated by the applicable Custody Agreement and this Agreement in connection with the sale of the Offered Securities by such Participating Stockholder, except such as have been obtained and made under the Act and such as may be required under state securities or blue sky laws;

(iii)  The execution, delivery and performance of the applicable Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation known to such counsel to be customarily applicable to transactions of the type contemplated by this Agreement or (B) to the knowledge of such Participating Stockholder’s counsel, any order of any governmental agency or body or any court having jurisdiction over such Participating Stockholder or any of its properties;

(iv)  The Power of Attorney and related Custody Agreement with respect to such Participating Stockholder have been duly authorized, executed and delivered by such Participating Stockholder and constitute valid and legally binding obligations of such Participating Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(v)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Participating Stockholder.

(i)  The Representative shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representative may reasonably require, and the Participating Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(j)  The Representative shall have received a certificate, dated such Closing Date, of the Chief Executive Officer, the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.

(k)  The Representative shall have received a certificate, dated such Closing Date, of the Participating Stockholders in which each Participating Stockholder shall severally (and not jointly) state that: the representations and warranties of such Participating Stockholder in this Agreement are true and correct as of the Closing Date, and that such Participating Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(l)  The Representative shall have received a letter, dated such Closing Date, from (1) Ernst & Young LLP, which meets the requirements of subsection (a) of this Section and (2) KPMG LLP, which meets the requirements of subsection (b) of this Section, except that the specified date referred to in such subsections will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(m)  On or prior to the date of this Agreement, the Representative shall have received a lockup letter, containing terms and conditions substantially similar to the terms and conditions set forth in 5(b)(ii) hereof from Warburg Pincus, each member of the Board of Directors of the Company and each executive officer of the Company to the extent such person is not a party hereto; provided, however, that the lock-up letter delivered by Warburg Pincus hereunder shall also provide that, during the Lock-Up Period (as it may be extended pursuant to the terms set forth herein) it will not consent to the transfer by any member of TD Group, LLC of any Class A membership units held by any such member of TD Group, LLC, without the prior written consent of CSS (except for any such transfer that would be permitted under Section 5(b)(ii) hereof if the transferor were an Included Stockholder hereunder).

The Participating Stockholders and the Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. CSS may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a)  The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)  The Participating Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Participating Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; and provided further, that each Participating Stockholder will be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance on and in conformity with written information relating to such Participating Stockholder that is furnished to the Company by such Participating Stockholder specifically and expressly for use therein, it being understood and agreed that the only such information contained in the Registration Statement and Prospectus is the information in the Registration Statement and Prospectus under the caption “Selling Stockholders”; provided further, that the liability of a Participating Stockholder pursuant to this subsection (b) shall not exceed the aggregate proceeds received after underwriting commissions and discounts, but before expenses, from the sale of Offered Securities by such Participating Stockholder pursuant to this Agreement (with respect to each Participating Stockholder, such amount being referred to herein as such Participating Stockholder’s “Net Proceeds”).

(c)  Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and each Participating Stockholder, its partners, members, directors, officers and affiliates and each person, if any, who controls any such Participating Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such Participating Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Participating Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the                   paragraph       under the caption “Underwriting” and the information contained in the                    paragraphs       under       the caption “Underwriting”.

(d)  Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (including through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel approved by such indemnified party, which approval shall not be unreasonably withheld (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement

(i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, unless such indemnifying party has failed, upon request by the indemnified party pursuant to this Section 8, to reimburse the indemnified party for legal expenses due pursuant to this Section 8 within thirty days of such request.

(e)  If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Participating Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Participating Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Participating Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Participating Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Participating Stockholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding the provisions of this subsection (e), the Participating Stockholders’ obligations in this subsection (e) to contribute are several in proportion to their respective Net Proceeds and not joint, and in no event shall the liability of any Participating Stockholder pursuant to this subsection (e) exceed the Net Proceeds of such Participating Stockholder. The Company, the Participating Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

(f)  The obligations of the Company and the Participating Stockholders under this Section shall be in addition to any liability which the Company and the Participating Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement, to each Participating Stockholder, to the partners, members, directors, officers and affiliates of each Participating Stockholder and to each person, if any, who controls the Company or such Participating Stockholder within the meaning of the Act.

9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSS may make arrangements satisfactory to the Company and the Participating Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSS, the Company and the Participating Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Participating Stockholders, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Participating Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Participating Stockholders, the Company or any of their respective representatives, officers, directors, members, partners or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Participating Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5 and the respective obligations of the Company, the Participating Stockholders and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(e), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative, Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at TransDigm Group Incorporated, The Tower at Erieview, 1301 E. 9th Street, Suite 3710, Cleveland, Ohio 44114, Attention: Gregory Rufus, Chief Financial Officer, or, if sent to any Participating Stockholder, will be mailed, delivered or telegraphed and confirmed to it at, in the case of Bratenahl Investments, Ltd. and any Participating Stockholder that is a natural person, c/o TransDigm Group Incorporated, The Tower at Erieview, 1301 E. 9th Street, Suite 3710, Cleveland, Ohio, 44114, Attention: Gregory Rufus, Chief Financial Officer, or in the case of any Participating Stockholder that is not a natural person (other than Bratenahl Investments, Ltd.), c/o Warburg Pincus LLC, 466 Lexington Avenue, New York, N.Y. 10017, Attention: Kewsong Lee; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, partners, members, affiliates and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. Representation. The Representative will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Company and the Participating Stockholders acknowledge and agree that:

(a)  The Representative has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Participating Stockholders, on the one hand, and the Representative on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company or any Participating Stockholder on other matters;

(b)  the price of the securities set forth in this Agreement was established by the Participating Stockholders following discussions and arms-length negotiations with the Representative, and the Company and the Participating Stockholders are capable of evaluating and understanding and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)  the Company and the Participating Stockholders have been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Participating Stockholders and that the Representative has no obligation to disclose such interests and transactions to the Company or the Participating Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 the Company and the Participating Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representative shall have no liability (whether direct or indirect) to the Company or the Participating Stockholders in respect of such a fiduciary duty claim or to any person asserting such a fiduciary duty claim on behalf of or in right of the Company or any such Participating Stockholder, including stockholders, employees or creditors thereof.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company, the Participating Stockholders and the Underwriters hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and the Participating Stockholders irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company and TD Group Holdings, LLC one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Participating Stockholders and the several Underwriters in accordance with its terms.

Very truly yours,

TRANSDIGM GROUP INCORPORATED

By:
Name: W. Nicholas Howley
Title: Chairman and Chief Executive Officer

SELLING STOCKHOLDERS

By:
Name:
Title:

OVER-ALLOTMENT STOCKHOLDERS

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby

  confirmed and accepted as of the date first above written.

Acting on behalf of itself and as the Representative

  of the several Underwriters:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

SCHEDULE A

SELLING STOCKHOLDERS

Selling Stockholder	Number of Firm Securities to be Sold
TD Group Holdings, LLC

Total

SCHEDULE B

UNDERWRITERS

Underwriter	Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased, in the event of the Underwriters’ Election to Purchase such Optional Securities
Credit Suisse Securities (USA) LLC

Banc of America Securities LLC

Lehman Brothers Inc.

UBS Securities LLC

Total

SCHEDULE C

OVER-ALLOTMENT STOCKHOLDERS

Over-Allotment Stockholder	Number of Optional Securities to be Sold
TD Group Holdings, LLC
Bratenahl Investments, Ltd.
The Howley Family Foundation
Michael Barnaba
Robert S. Henderson
W. Nicholas Howley
Bernt G. Iversen
Raymond F. Laubenthal
John F. Leary
Ralph McClelland
Kevin McHenry
Gary McMurtrey
Michael Nelson
Joel B. Reiss
James M. Riley
Sergio Rodriguez
Gregory Rufus
Bryce Wiedeman
Total

SCHEDULE D

GENERAL USE ISSUER FREE WRITING PROSPECTUSES
(included in the General Disclosure Package)

SCHEDULE E

PRICING TERMS

Per Share Price

Number of Shares Sold Before Over-Allotment Option

Number of Shares To Be Sold in the Over-Allotment

SCHEDULE F

LIST OF INCLUDED STOCKHOLDERS

TD Group Holdings, LLC

W. Nicholas Howley

Gregory Rufus

Raymond F. Laubenthal

John F. Leary

James Riley

Robert S. Henderson

Bernt Iverson

SCHEDULE G

LIST OF CERTAIN SUBSIDIARIES

Name of Subsidiary	State or Jurisdiction of Incorporation
TransDigm Inc.	Delaware
MarathonNorco Aerospace, Inc.	Delaware
ZMP, Inc.	California
Adams Rite Aerospace, Inc.	California
Champion Aerospace Inc.	Delaware
Christie Electric Corp.	California
Avionic Instruments, Inc.	Delaware
Skurka Aerospace Inc.	Delaware
DAC Realty Corp.	New Jersey
Sweeney Engineering Corp.	California
CDA InterCorp.	Florida
Aviation Technologies, Inc.	Delaware
Avtech Corporation	Washington
Transicoil Corporation	Delaware
West Coast Specialties, Inc.	Washington
Malaysian Aerospace Services, Inc.	Delaware

SCHEDULE H

LIST OF CERTAIN AGREEMENTS

1.               Stockholders’ Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, Warburg Pincus Private Equity VIII, L.P., the other institutional investors whose names and addresses are set forth on Schedule I thereto and the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto.

2.               Registration Rights Agreement, dated as of July 22, 2003, among the institutional investors whose names and addresses are set forth on Schedule I thereto, the employees of TransDigm Inc. and certain of its subsidiaries whose names and addresses are set forth on Schedule II thereto and TD Holding Corporation.

3.               Tax Sharing Agreement, dated as of July 22, 2003, by and among TD Holding Corporation, TransDigm Holding Company, TransDigm Inc. and such direct and indirect subsidiaries of TD Holding Corporation that are listed on Exhibit A thereto.

4.               Standard Industrial/Commercial Single-Tenant Lease – Net, dated as of December 31, 2004, between VHEM, LLC, d/b/a H&M Properties, and Skurka Aerospace Inc.

5.               Guaranty of Lease, dated as of December 31, 2004, by TransDigm Inc. in favor of VHEM, LLC, d/b/a H&M Properties.

6.               Indenture, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.

7.               First Supplemental Indenture, dated November 2, 2006, to Indenture, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the Guarantors named therein and The Bank of New York Trust Company, N.A., as trustee.

8.               Second Supplemental Indenture, dated as of February 7, 2007, among TransDigm Inc., TransDigm Group Incorporation, the guarantors listed on the signature pages thereto and The Bank of New York Trust Company, N.A., as trustee.

9.               Purchase Agreement, dated June 20, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Bank of America Securities LLC and Credit Suisse Securities (USA) LLC, as representatives for the several initial purchasers named therein.

10.         Registration Rights Agreement, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Bank of America Securities LLC and Credit Suisse Securities (USA) LLC, as representatives for the several initial purchasers.

11.         Purchase Agreement, dated January 31, 2007, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as the initial purchasers.

12.         Registration Rights Agreement, dated as of February 7, 2007, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as the initial purchasers.

13.         Credit Agreement, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Credit Suisse, as administrative agent and collateral agent,

Credit Suisse Securities (USA) LLC and Bank of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, and Barclays Bank plc, General Electrical Capital Corporation and UBS Securities LLC, as co-documentation agents.

14.         Amendment No. 1, Consent and Agreement, dated as of January 25, 2007, to the Credit Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein, Credit Suisse, as administrative agent and collateral agent, and the other agents and lenders named therein.

15.         Guarantee and Collateral Agreement, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse, as administrative agent and collateral agent.

16.         Supplement No. 1, dated November 2, 2006, to the Guarantee and Collateral Agreement, dated June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse, as administrative agent and collateral agent.

17.         Supplement No. 2, dated as of February 7, 2007, among Aviation Technologies, Inc., the subsidiaries of Aviation Technologies, Inc. named therein and Credit Suisse, as collateral agent and administrative agent, to the Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm Inc. named therein and Credit Suisse, as administrative agent and collateral agent.

18.         Joinder Agreement, dated November 2, 2006, between CDA InterCorp. and Credit Suisse, as agent.

19.         Joinder Agreement, dated as of February 7, 2007, among Aviation Technologies, Inc., the subsidiaries of Aviation Technologies, Inc. named therein and Credit Suisse, as agent.

SCHEDULE I

LIST OF CERTAIN PARTICIPATING STOCKHOLDERS

TD Group Holdings, LLC

W. Nicholas Howley

Bratenahl Investments, Ltd.

The Howley Family Foundation

EXHIBIT A

FORM OF COMFORT LETTER OF ERNST & YOUNG LLP

EXHIBIT B

FORM OF COMFORT LETTER OF KPMG LLP

FORM OF AVIATION TECHNOLOGIES, INC. OFFICER’S CERTIFICATE